Exhibit 99.(c)-(2)

September 22, 2013 P R O J E C T P A N D O R A D I S C U S S I O N M A T E R I A L S S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L Strictly Confidential For Preliminary Discussion Purposes Only Subject to Further Revision and Analysis

P A C T E R A P R O J E C T P A N D O R A D I S C U S S I O N M A T E R I A L S English_General This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts related. J.P. Morgan expresses no view as to such analyses or forecasts, the assumptions on which they were based or the likelihood that any forecasts, projections or estimates will be achieved. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. 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P A C T E R A P R O J E C T P A N D O R A D I S C U S S I O N M A T E R I A L S Agenda .Update by Ruby .Update by J.P. Morgan team .Preliminary discussion of valuation .Next steps 1

P A C T E R A P R O J E C T P A N D O R A D I S C U S S I O N M A T E R I A L S Overview of key financials Key financial overview (Non-GAAP) Source: Management forecast as of Sep 20, 2013 Note: Key financials and margins are non-GAAP figures; 2010–2012 pro-forma financials of HiSoft and VanceInfo, except net working capital in 2010 and 2011 are HiSoft financials; Non-GAAP EBIT including amortization of acquired intangible assets (US$mm) PF2010A PF2011A PF2012A 2013E 2014E 2015E 2016E 2017E 2018E Revenue 358 502 673 668 712 791 894 1,022 1,167 Growth % 40.2% 34.1% (0.8%) 6.6% 11.1% 13.0% 14.4% 14.2% Non-Huawei growth rate% 37.0% 7.2% 11.2% 13.5% 14.5% 14.4% 14.2% Gross profit 135 175 221 191 205 234 269 307 351 Margin % 37.8% 34.9% 32.8% 28.7% 28.9% 29.6% 30.1% 30.0% 30.1% S&M expenses 31 35 52 54 58 66 76 As % of revenue 4.6% 5.3% 7.3% 6.9% 6.5% 6.5% 6.5% G&A expenses 124 100 115 118 130 144 158 As % of revenue 18.4% 15.0% 16.1% 15.0% 14.5% 14.0% 13.5% EBIT 56 60 65 56 38 62 81 97 117 Margin % 15.7% 11.9% 9.7% 8.4% 5.4% 7.8% 9.1% 9.5% 10.0% Depreciation 9 11 14 10 15 18 23 18 20 EBITDA 66 71 79 66 53 80 104 115 137 Margin % 18.3% 14.2% 11.8% 9.9% 7.4% 10.1% 11.6% 11.3% 11.7% Net income to Pactera 54 62 67 54 37 56 71 85 102 Margin % 14.9% 12.4% 10.0% 8.1% 5.3% 7.1% 8.0% 8.3% 8.7% .Revenue growth is primarily driven by increasing in its solution-driven business in China and growth in oversea clients. The near term slow growth is mainly due to loss of Huawei business .GP margin remains stable at 30% in the longer term, as the Company is expected to gradually develop its high end solutions business .S&M expenses as % of revenue is expected to increase in the near term, due to i.) upgrade the caliber of the current sales teams as the Company is expanding its services offering and ii.) one-time US$6mm investment to drive strategic account management in the group and the hiring of about 15 to 20 senior sales professionals, especially outside China, to penetrate into new blue-chip accounts. Long-term target as % of revenue of 6.5% Near-term G&A expenses increase due to increased R&D spending to improve capability in solution business and one time US$4mm investment in infrastructure system to improve efficiency 1 2 3 1 2 3 4 Work in progress 4 2

P A C T E R A P R O J E C T P A N D O R A D I S C U S S I O N M A T E R I A L S Dec YE PF2012A 2013E 2H2013E 2014E 2015E 2016E 2017E 2018E Revenue 673 668 352 712 791 894 1,022 1,167 % growth 34.1% (0.8%) 6.6% 11.1% 13.0% 14.4% 14.2% Non-GAAP EBITDA 79 66 41 53 80 104 115 137 % margin 11.8% 9.9% 11.7% 7.4% 10.1% 11.6% 11.3% 11.7% Non-GAAP adjustment (55) (29) (10) (20) (20) (23) (25) (28) GAAP EBITDA 24 37 31 33 60 81 90 109 % margin 3.6% 5.6% 8.7% 4.6% 7.6% 9.1% 8.8% 9.3% Depreciation 14 10 5 15 18 23 18 20 GAAP EBIT 10 27 26 18 42 59 72 89 % margin 1.5% 4.0% 7.4% 2.5% 5.3% 6.5% 7.1% 7.6% (-) Tax expense (1) 3 6 3 7 12 14 18 EBIAT 11 24 20 15 34 47 58 71 % margin 1.7% 3.6% 5.7% 2.1% 4.3% 5.2% 5.7% 6.1% (+) Depreciation 14 10 5 15 18 23 18 20 (-) Change in Net Working Capital (109) (29) (6) (8) (9) (19) (30) (40) (-) Capex (43) (31) (26) (14) (16) (18) (20) (23) % sales 6.4% 4.7% 2.0% 2.0% 2.0% 2.0% 2.0% (-) Contingent acquisition considerations (18) (28) (9) (19) (5) 0 0 0 Free cash-flows for discounting (53) (15) (11) 23 32 26 28 Cash flow profile (US$mm) Note: Management forecast as of Sep 20, 2013; Valuation as of June 30, 2013 Basic share outstanding, vested and unvested RSU and RS as of August 31, 2013 1 Non-GAAP adjustment include share-based compensation, compensation expenses related to acquisition and merger related costs Preliminary DCF analysis 1 Firm value (US$mm) Implied share price (diluted) Terminal growth Terminal growth 3.0% 4.0% 5.0% 6.0% 3.0% 4.0% 5.0% 6.0% 11.0% 512 560 625 716 11.0% 7.2 7.7 8.4 9.4 13.0% 384 409 440 481 13.0% 5.7 6.0 6.4 6.8 15.0% 300 314 331 352 15.0% 4.8 5.0 5.2 5.4 17.0% 241 250 260 271 17.0% 4.2 4.3 4.4 4.5 WACC WACC Work in progress 3

P A C T E R A P R O J E C T P A N D O R A D I S C U S S I O N M A T E R I A L S 5.1 6.4 5.2 6.6 8.3 6.6 4.0 5.0 6.0 7.0 8.0 9.0 10.0 Preliminary sensitivities Pactera equity value per share at various assumptions (US$ / ADS) Note: Assumed WACC of 13.0% – 15.0% and terminal growth rate of 4.0% - 5.0%; management forecast as of Sep 20, 2013 1 International revenue growth rates of 2015 E– 2018E are 9.0%, 10.0%, 10.0%, 10.0%, respectively per management forecast 2 Non-GAAP gross margins of 2015E – 2018E are 29.6%, 30.1%, 30.0%, 30.1%, respectively per management forecast 3 R&D expenses of 2013E – 2018E are $4mm, $7mm, $9mm, $13mm, $18mm, $23mm, respectively per management forecast International revenue growth rate1 (2015E:13%; 2016E–2018E:14%) Half R&D expense3 (2013E – 2018E) Non-GAAP GP margin2 (2015E:31%; 2016E–2018E, Terminal year:32%) Revised offer price (Sep 2013): $7.0 Original offer price (May 2013): $7.5 Work in progress 4

P A C T E R A P R O J E C T P A N D O R A D I S C U S S I O N M A T E R I A L S Business performance since offer ($mm) 2013E Guidance Revenue 723 - 733 Non-GAAP EPADS 0.75 - 0.80 Implied P / E At $7.00 8.8x - 9.3x At $7.50 9.4x - 10.0x ($mm) 2013E Guidance Revenue 675 - 685 Non-GAAP EPADS 0.68 - 0.73 Implied P / E At $7.00 9.6x - 10.3x At $7.50 10.3x - 11.0x ($mm) 2013E Guidance Revenue 665 - 670 Non-GAAP EPADS 0.63 - 0.68 Implied P / E At $7.00 10.3x - 11.1x At $7.5011.0x - 11.9x Prior to offer 4Q’12 (Feb 27, 2013) Post 1Q’13 earnings (May 23, 2013) Post 2Q’13 earnings (Aug 19, 2013) Source: Company filings, EPADS refers to non-GAAP diluted net income per ADS Note: 1 Estimated based on 89.5 million weighted average equivalent ADSs outstanding 2 Estimated based on 85.5 million weighted average equivalent ADSs outstanding 3 Estimated based on 85.0 million weighted average equivalent ADSs outstanding Company’s 2013 revenue and EPADS guidance 1 2 3 Work in progress 5

P A C T E R A P R O J E C T P A N D O R A D I S C U S S I O N M A T E R I A L S Pactera analysis at various prices Last trading (5/17) Revised offer Original offer Share price (US$/share) Metric 5.26 7.00 7.25 7.50 7.75 8.00 Premium to prior to offer Premium over last trading 5.26 0.0% 33.1% 37.8% 42.6% 47.3% 52.1% Premium over 30 day VWAP 5.43 (3.1%) 29.0% 33.6% 38.2% 42.8% 47.4% Premium over 60 day VWAP 6.09 (13.6%) 15.0% 19.1% 23.2% 27.3% 31.4% Diluted shares outstanding (mm) 88.5 89.0 89.1 89.2 89.3 89.4 Implied equity value 466 623 646 669 692 715 Plus: Total debt- - - - - - - Less: Cash (126) (126) (126) (126) (126) (126) (126) Implied firm value 339 497 520 543 566 589 Implied multiples (US$mm) 2013E FV / Revenue 668 0.51x 0.74x 0.78x 0.81x 0.85x 0.88x 2014E FV / Revenue 712 0.48x 0.70x 0.73x 0.76x 0.79x 0.83x 2013E FV / EBITDA 66 5.1x 7.5x 7.8x 8.2x 8.5x 8.9x 2014E FV / EBITDA 53 6.4x 9.4x 9.8x 10.2x 10.7x 11.1x 2013E P / E 54 8.6x 11.6x 12.0x 12.4x 12.8x 13.3x 2014E P / E 37 12.4x 16.7x 17.3x 17.9x 18.5x 19.1x Source: FactSet, broker reports, company filings, market data as of Sep 13, 2013, EBITDA and P/E are non-GAAP basis Note: Valuation date as of Jun 30, 2013; Balance sheet data as of June 30, 2013, basic share outstanding, vested and unvested RSUs, RSs and options as of Aug 31, 2013 1 Includes cash of US$95mm, restricted cash of US$1mm, term deposits of US$28mm, short-term investment of US$2mm; 2 39.0% premium quoted on press release; 3 financial metrics are based on management forecast as of Sep 20, 2013; 4 Refer as China Asset Management Co. Ltd 1 2 Analysis at various prices (Non – GAAP) Direct trading comparables Transaction comparables iSoftStone 2013E 2014E Current FV / EBITDA 6.0x NA At offer FV / EBITDA 6.9x NA Current P/E 6.3x 4.8x At offer P/E 7.6x 5.7x 3 Target Acquirer 1- year fwd FV / EBITDA Came lot Management 6.0x iSoftStone Management; CAM 6.9x AsiaInfo-Linkage CITIC 6.5x Vanceinfo HiSoft 7.0x 4 Work in progress 6